UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2024

ATN INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

500 Cummings Center

Beverly, MA 01915

(Address of principal executive offices and zip code)

(978) 619-1300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	ATNI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On August 29, 2024, certain subsidiaries of ATN International, Inc (the “Company”), Alaska Communications Systems Group, Inc., as borrower (the “Borrower”), and its holding company, Alaska Management, Inc. (“Holdings”), and certain of Holdings’ direct and indirect subsidiaries, as guarantors, entered into a Credit Agreement with Bank of America, N.A., as administrative agent, an L/C issuer and swing line lender, Fifth Third Bank, National Association, as an L/C issuer, the lenders party thereto, and BofA Securities, Inc, Fifth Third Bank, National Association, BMO Bank NA, The Huntington Bank National Association, and MUFG Bank Ltd., as joint lead arrangers, and BofA Securities, Inc, Fifth Third Bank, National Association, and MUFG Union Bank, N.A. as joint bookrunners, and Fifth Third Bank, National Association, and MUFG Bank Ltd. as co-syndication agents, and BMO Bank NA, The Huntington Bank National Association and CoBank ACB, as co-documentation agents (the “Credit Agreement”), to provide debt financing in the form of a revolving facility in an aggregate amount at any one time outstanding not to exceed $90,000,000 (the “Revolving Facility”) and a five-year secured term loan facility in the aggregate amount not to exceed $300,000,000 (the “Term Facility” and, together with the Revolving Facility, collectively, the “2024 Credit Facility”).

The Term Facility proceeds are to be used (a) to refinance Alaska Communications’ outstanding indebtedness in the amount of approximately $279,000,000, plus accrued and unpaid interest, (b) to pay fees and expenses associated with this transaction, and (c) for general corporate purposes.

Proceeds of the Revolving Facility are to be used, subject to certain limitations, (a) to issue letters of credit to replace or backstop existing letters of credit of Alaska Communications and its direct and indirect subsidiaries, and (b) for working capital purposes, capital expenditures and other general corporate purposes. The Revolving Facility remains undrawn as of the Closing Date of the 2024 Credit Facility.

The 2024 Credit Facility also provides for incremental term loans (“Incremental Term Loans”) up to an aggregate principal amount of the greater of $91,000,000 and trailing twelve-month Consolidated EBITDA (as defined in the Credit Agreement), subject to the Borrower meeting certain conditions.

The final maturity date for the 2024 Credit Facility is August 29, 2029.

Amounts outstanding under the Revolving Facility and Term Facility bear an interest rate of the following:

Tier/Level	Consolidated Total Net Leverage Ratio	Applicable Margin for Term SOFR Loans and L/C Participation Fees	Applicable Margin for Base Rate Loans and Reimbursement Obligations	Applicable Margin for Commitment Fees
I	Greater than 4.00:1.00	4.50%	3.50%	0.40%
II	Less than or equal to 4.00:100 but greater than 3.25:1.00	4.00%	3.00%	0.35%
III	Less than or equal to 3.25:100 but greater than 2.50:1.00	3.50%	2.50%	0.30%
IV	Less than or equal to 2.50:1.00	3.00%	2.00%	0.250%

Principal payments on the Term Facility are due quarterly commencing in the fourth quarter of 2026 in quarterly amounts as follows: from the fourth quarter of 2026 through the third quarter of 2027, $1,875,000; and from the fourth quarter of 2027 through the second quarter of 2029, $3,750,000. The remaining unpaid balance is due on the final maturity date. Payments on any principal amount outstanding under the Incremental Term Loans will be made in installments, on the dates and in the amounts set forth in the applicable amendment for such Incremental Term Loans. The Borrower may prepay all revolving loans under the Revolving Facility at any time without premium or penalty (other than any customary SOFR breakage costs), subject to certain notice requirements and balance restrictions.

The Borrower is required to maintain financial ratios, based on a calculation of EBITDA defined in the Credit Agreement, including (a) a maximum Consolidated Net Total Leverage Ratio of 4.75:1.00, stepping down to 4.50:1.00 beginning with the third quarter of 2027, and stepping down to 4.25:1.00 beginning with the third quarter of 2028; and (b) a minimum Consolidated Fixed Charge Coverage Ratio of not less than 1.25:1.00. Customary covenants restricting the incurrence or assumption of debt, granting or assuming liens, declaring dividends and making other restricted payments, making investments, dispositions, engaging in transactions with affiliates, changes to the nature of business, modifying organizational documents and material agreements, entering into sale and leaseback transactions, amending or making prepayments on certain subordinated debt, and entering into mergers and acquisitions.

The 2024 Credit Facility is secured by substantially all of the personal property and certain material real property owned by Holdings, the Borrower, and its wholly owned subsidiaries, excluding, among other things, certain federal and state licenses where a pledge is prohibited by applicable law or is permitted only with the consent of a governmental authority that has not been obtained.

The Credit Agreement contains usual and customary affirmative and negative covenants of the parties for credit facilities of this type or as otherwise deemed appropriate by the administrative agent, subject to customary exceptions and materiality standards. The Credit Agreement also contains certain customary covenants and events of default, as well as, in the event of an occurrence of an “Event of Default,” customary remedies for the lenders, including the acceleration of any amounts outstanding under the 2024 Credit Facility. Holdings and its wholly owned subsidiaries are guarantors of the Borrower’s obligations under the Credit Agreement. The Company is not a guarantor under the Credit Agreement, and the lenders have no recourse against the Company in the event of an occurrence of an “Event of Default.” Additionally, the Credit Agreement includes certain customary conditions that must be met for the Borrower to borrow under the Credit Agreement from time to time.

The foregoing description is only a summary of the provisions of the Credit Agreement and is qualified in its entirety by the terms of the Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

Press Release

On August 29, 2024, the Company issued a press release announcing entry into a Credit Agreement. A copy of this press release is furnished herewith as Exhibit 99.1 hereto.

Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

10.1	Credit Agreement, dated as of August 29, 2024 among Alaska Communications Systems Group, Inc., as borrower (the “Borrower”), and its holding company, Alaska Management, Inc. (“Holdings”), and certain of Holdings’ direct and indirect subsidiaries, as guarantors, Bank of America, N.A., as administrative agent, an L/C issuer and swing line lender, Fifth Third Bank, National Association, as an L/C issuer, the lenders party thereto, and BofA Securities, Inc, Fifth Third Bank, National Association, BMO Bank NA, The Huntington Bank National Association, and MUFG Bank Ltd., as joint lead arrangers, and BofA Securities, Inc, Fifth Third Bank, National Association, and MUFG Union Bank, N.A., as joint bookrunners, and Fifth Third Bank, National Association, and MUFG Bank Ltd., as co-syndication agents, and BMO Bank NA, The Huntington Bank National Association and CoBank ACB, as co-documentation agents.

99.1	Press Release, dated as of August 29, 2024, issued by the Company.

104	Cover page formatted in Inline XBRL.

*     *     *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATN INTERNATIONAL, INC.

By:	/s/ Carlos Doglioli
Carlos Doglioli
Chief Financial Officer

Dated: August 29, 2024